Exhibit 5.1

February 7, 2006

Morton’s Restaurant Group, Inc.

325 North LaSalle Street

Suite 500

Chicago, Illinois 60610

Dear Sirs:

We have acted as special counsel to Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, Commission file number 333-130072 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of a maximum of 7,350,000 shares of the Company’s common stock (the “Common Stock”), par value $.01 per share (the “Company Shares”), 1,350,000 of which shares are subject to an overallotment option granted by the Company to the underwriters, and (ii) the sale by those selling stockholders named in the Registration Statement (the “Selling Stockholders”) of a maximum of 3,000,000 shares of Common Stock (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”). The Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), the form of which has been filed as an exhibit to the Registration Statement.

Prior to the consummation of the sale of the Shares, as more fully described in the prospectus included in the Registration Statement, (i) Morton’s Holdings Company Inc. (“MHCI”), the direct parent of the Company, will merge with and into the Company (the “Merger”), and pursuant to the Merger, each share of common stock of MHCI issued and outstanding immediately prior to the effective time of the Merger will be converted into one fully paid and nonassessable share of Common Stock, and each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger will be cancelled and (ii) the Common Stock will be distributed to the unitholders of Morton’s Holdings LLC, the parent of MHCI.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as special counsel to the Company in connection with the preparation and filing by the Company of the Registration Statement and the offer and sale of Shares contemplated thereby, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and others and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that, upon completion of the Merger, (i) the Company Shares will have been duly authorized for issuance, and upon payment and delivery will be validly issued, fully paid and nonassessable and (ii) the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP